                                                                    EXHIBIT 12.1

                               Avalon Cable LLC
                               ----------------
                      Computation of Ratio of Earnings to
                      -----------------------------------
                                 Fixed Charges
                                 -------------


                                                                 For the period
                                                                 from inception              For the
                                                             (October 21, 1998) to         three months
                                                               December 31, 1998       ended March 31, 1999
                                                              --------------------     --------------------

Pre-Tax Income (loss) from continuing operations                                42                  173
                                                                            ------               ------

Adjustments to net income(loss)
-------------------------------
Interest Expense                                                               785                  472
Rent Expense                                                                    23                   29
                                                                            ------               ------
   Total Fixed Charges                                                         808                  501
                                                                            ======               ======

Income from operations plus Fixed Charges                                      850                  674
                                                                            ------               ------

Ratio of earnings to fixed charges                                            1.05                 1.35
Amount of the deficiency of earnings to fixed charges                          N/A                  N/A
                                                                            ------               ------